As filed with the Securities and Exchange Commission on April 14, 1999

                                            Registration No. 333-________
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                   --------------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        ----------------------------

                           ARVIN INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)
               INDIANA                             35-0550190
   (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)               Identification No.)
                              ONE NOBLITT PLAZA
                                  BOX 3000
                        COLUMBUS, INDIANA 47202-3000
                  (Address of principal executive offices)

                           ARVIN INDUSTRIES, INC.
                           1998 STOCK BENEFIT PLAN
                          (Full title of the plan)

                            MR. RONALD R. SNYDER
                VICE PRESIDENT - GENERAL COUNSEL & SECRETARY
                           ARVIN INDUSTRIES, INC.
                              ONE NOBLITT PLAZA
                                  BOX 3000
                        COLUMBUS, INDIANA 47202-3000
                  (Name and address of agent for service)

                               (812) 379-3000
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                            FREDERICK L. HARTMANN
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5656

                       -------------------------------

                       CALCULATION OF REGISTRATION FEE

                                                                 Proposed             Proposed
       Title of Securities to be Registered      Amount          Maximum              Maximum           Amount of
                                                 to be           Offering             Aggregate       Registration
                                               Registered        Price Per       Offering Price(1)       Fee(1)
                                                                 Share(1)

      Common Shares, $2.50 par value           1,200,000          $33.50             $40,200,000       $11,175.60
      (including Preferred Share Purchase
      Rights)

     (1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on $33.50 the average of the high and low sales prices of the Common Shares of Arvin Industries, Inc. on the New York Stock Exchange on April 8, 1999.  The
              value attributable to the Preferred Share Purchase Rights is reflected in the value attributable to the Common Shares.

/TABLE

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by Arvin
   Industries, Inc. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the year ended January 3, 1999;

        (b) The Registrant's Current Reports on Form 8-K dated February 26, 1999, and filed on March 4, 1999 and March 12, 1999; and

        (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form S-3 (File No. 33-10774).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 8 of the Amended and Restated By-Laws of the Registrant, as amended, and Article 10 of its Restated Articles of Incorporation, as amended, both provide for indemnification of officers and directors of the Registrant against expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

        Chapter 37 of the Indiana Business Corporation Law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with the defense of proceedings in which they are made parties, or threatened to be made parties, by reason of such relationship to the corporation, except where they are adjudged liable for specific types of negligence or misconduct in the performance of their duties to the corporation. Chapter 37 also requires every Indiana corporation to indemnify any of its directors and, unless such corporation's articles

   of incorporation provide otherwise, any of its offices who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by such director in connection with such proceeding.

        Officers and directors of the Registrant are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act, including any breach of duty, neglect, error, misstatement, misleading statement, omission or other acts done or wrongfully attempted.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 15th day October, 1998.

                            ARVIN INDUSTRIES, INC.



                            By:  /s/ V. William Hunt
                                 ---------------------------------------
                                 V. William Hunt
                                 President, Chief Executive Officer and
   Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


              SIGNATURE                TITLE                             DATE
              ---------                -----                             ----

     /s/ V. William Hunt               President, Chief Executive        October 15, 1998
     -----------------------           Officer and Director
     V. William Hunt

     /s/ Richard A. Smith              Vice President                    October 15, 1998
     ----------------------------      Finance, Chief Financial
     Richard A. Smith                  Officer and Director

     /s/ William M. Lowe, Jr.          Vice President                    October 15, 1998
     -----------------------------     Financial Operations
     William M. Lowe, Jr.


     /s/ Byron O. Pond                 Chairman of the Board             October 15, 1998
     ----------------------------
     Byron O. Pond


                                       Director
     ----------------------------
     Joseph P. Allen


     /s/ Steven C. Beering             Director                          October 15, 1998
     ----------------------------
     Steven C. Beering

              SIGNATURE                TITLE                             DATE
              ---------                -----                             ----

     /s/ Joseph P. Flannery            Director                          October 15, 1998
     ----------------------------
     Joseph P. Flannery

     /s/ Ivan W. Gorr                  Director                          October 15, 1998
     ----------------------------
     Ivan W. Gorr


                                       Director
     ----------------------------
     William D. George


     /s/ Richard W. Hanselman          Director                          October 15, 1998
     ----------------------------
     Richard W. Hanselman


     /s/ Don J. Kacek                  Director                          October 15, 1998
     ----------------------------
     Don J. Kacek


     /s/ Frederick R. Meyer            Director                          October 15, 1998
     ----------------------------
     Frederick R. Meyer


     /s/ Arthur R. Velasquez           Director                          October 15, 1998
     ----------------------------
     Arthur R. Velasquez

/TABLE

                                EXHIBIT INDEX

   Exhibit
   Number                        Exhibit
   -------                       -------

       5                    Opinion of Schiff Hardin & Waite

     23.1                   Consent of Pricewaterhouse Coopers LLP

     23.2 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5)